UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2021

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street
Indiana	PA	15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On April 27, 2021, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. The final voting results for each of the matters submitted to a vote of security holders during the annual meeting are set forth below.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
Julie A. Caponi	68,188,226	2,217,977	0	12,071,219
Ray T. Charley	63,454,351	6,951,852	0	12,071,219
Gary R. Claus	69,784,551	621,652	0	12,071,219
David S. Dahlmann	68,146,117	2,260,086	0	12,071,219
Johnston A. Glass	67,551,063	2,855,140	0	12,071,219
Jon L. Gorney	69,798,388	607,815	0	12,071,219
Jane Grebenc	67,889,958	2,516,245	0	12,071,219
David W. Greenfield	66,484,080	3,922,123	0	12,071,219
Bart E. Johnson	69,368,874	1,037,329	0	12,071,219
Luke A. Latimer	67,990,594	2,415,609	0	12,071,219
Aradhna M. Oliphant	68,123,050	2,283,153	0	12,071,219
T. Michael Price	69,510,464	895,739	0	12,071,219
Robert J. Ventura	64,507,161	5,899,042	0	12,071,219
Stephen A. Wolfe	69,908,877	497,326	0	12,071,219

The directors named above were each elected to terms expiring in 2022.

	For	Against	Abstain
2. Ratification of Ernst & Young LLP as independent registered public accountants	82,193,586	159,172	124,664

The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was approved.

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	67,172,352	2,543,267	690,584	12,071,219

Shareholders approved, by an advisory vote, the compensation of the Company’s named executive officers.

Item 9.01	Financial Statements and Exhibits
Exhibits

101	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 3, 2021

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ James R. Reske
Name:	James R. Reske
Title:	Executive Vice President, Chief Financial Officer and Treasurer